Exhibit 10.36

Newmont Mining Corporation

Summary of Executive Compensation

Set forth below is a summary of the compensation that Newmont Mining Corporation (the “Company”) pays to its named executive officers (defined in Regulation S-K Item 402(a)(3)) in their current positions as of the date of the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007. All of the Company’s executives are at-will employees. The Company’s Board of Directors has the discretion to change any executive’s compensation and employment status at any time.

Base Salary. The named executive officers are to receive the following annual base salaries in their current positions.

Name and Current Position	Base Salary ($)	Effective Date
Richard T. O’Brien	$900,000	July 1, 2007
President and Chief Executive Officer
Russell Ball	$420,000	July 1, 2007
Senior Vice President and Chief Financial Officer
David Harquail	$475,000	Oct. 1, 2006
Executive Vice President

Short-Term and Long-Term Incentive Compensation. In their current positions, the named executive officers are eligible to:

•

Participate in an annual cash incentive award practice pursuant to the Annual Incentive Compensation Payroll Practice (filed as Exhibit 10(n) to the Annual Report on Form 10 K filed February 26, 2007 (“Form 10 K”). See Proxy Statement pursuant to Section 14(a) of Securities Exchange Act of 1934 filed March 5, 2007 (“Proxy Statement”) for description of annual cash incentive award practice.

•

Participate in a long-term restricted stock incentive practice pursuant to the Employee Performance Incentive Compensation Payroll Practice (filed as Exhibit 10(o) to the Form 10 K). See Proxy Statement for description of long-term restricted stock incentive practice.

•	Participate in a long-term stock option incentive practice. See Proxy Statement for description of long-term stock option incentive practice.

	Target Cash Bonus (% of annual base salary)[1]	Target Restricted Stock Bonus (% of annual base salary )[2]	Target Stock Option Grant (# options)
Richard T. O’Brien	100	135	90,000
Russell Ball	50	55	20,000
David Harquail	60	75	40,000

Benefit Plans and Other Arrangements. In their current positions, the named executive officers are eligible to:

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Participate in the Company’s broad-based benefit programs generally available to U.S. based salaried employees, including health, disability, and life insurance programs, qualified 401(k), pension plan and severance plan. See Proxy Statement for description of disability benefits, qualified 401(k) plan, pension plan and severance plan.

•

Participate in Company’s non-qualified savings plan, non-qualified pension plan, executive change of control plan and officer’s death benefit plan (filed as Exhibits 10(a), 10(b), 10(q), 10(r), and 10(p) to the Form 10 K). See Proxy Statement for description of the nonqualified savings plan, non-qualified pension plan, executive change of control plan and officer’s death benefit plan.

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Receive certain perquisites, including country club or social membership for the President and Chief Executive Officer, limited use of corporate aircraft for travel by family members and personal use of administrative assistant services. See Proxy Statement for description of such perquisites.

[1]	Cash bonus is pro-rated for any change in annual base salary during the year and pro-rated for any change in target bonus percentage during the year.
[2]	Restricted stock bonus is pro-rated for any change in annual base salary during the year and pro-rated for any change in target bonus percentage during the year.

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